                                                                   EXHIBIT 10.11

[LOGO]            AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

                               STANDARD SUBLEASE
                (LONG-FORM TO BE USED WITH PRE-1996 AIR LEASES)

     1. PARTIES. This Sublease, dated, for reference purposes only, April 14, 1998, is made by and between The Welk Group, Inc. ("SUBLESSOR") and Launch Media, Inc. ("SUBLESSEE").

     2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, located in the County of Los Angeles, State of California and generally described as (describe briefly the nature of the property) approximately 21,375 square feet located at 2,700 Pennsylvania Avenue, Santa Monica, California 90404 as outlined on Exhibit "A" attached hereto (the "PREMISES").

     3.   TERM.

          3.1 TERM. The term of this Sublease shall be for five (5) years commencing on July 1, 1998 and ending on June 30, 2003 unless sooner terminated pursuant to any provision hereof.

          3.2 Sublessee shall have access to the Premises prior the COMMENCEMENT Date as long as it has previously delivered to Sublessor evidence of Two Million Dollars ($2,000,000) of insurance coverage reasonable acceptably to Sublessor to cover all risks associated with Sublessee's activities in the Premises.

     4.   RENT.

          4.1 BASE RENT. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $30,994.00 in advance, on the first
(1st) day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $30,994.00 as Base Rent for July, 1998 Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.

          4.2 RENT DEFINED. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("RENT"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

     5.   SECURITY DEPOSIT.   Sublessee shall deposit with Sublessor upon
execution hereof $123,976.00 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may use, apply or retain all or any portion of said deposit for the payment of any Rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten days after written demand therefore forward to Sublessor an amount sufficient to restore said Deposit to the full amount provided for herein and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said Deposit separate from its general accounts. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

     6.   USE.

          6.1 AGREED USE. The Premises shall be used and occupied only for general office/warehouse/studio purposes and any other comparable or related uses permitted under the City of Santa Monica zoning code and for no other purpose.

          6.2       Intentionally Deleted.

          6.3  ACCEPTANCE OF PREMISES AND LESSEE. Sublessee acknowledges that:

          (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee's intended use.

          (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and

          (c) neither Sublessor, Sublessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.

In addition, Sublessor acknowledges that:

          (a) Broker has made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and

          (b) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

     7.   MASTER LEASE (SEE ADDENDUM)

          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "MASTER LEASE", a copy of which is attached hereto marked
Exhibit 1, wherein Pennsylvania Group, Ltd. is the lessor, hereinafter the "MASTER LESSOR".

          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: SEE ADDENDUM.

          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSEE'S ASSUMED OBLIGATIONS". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "SUBLESSOR'S REMAINING OBLIGATIONS".

          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

     8.   ASSIGNMENT OF SUBLEASE AND DEFAULT.

          8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

          8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligations or ????? to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary that Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

          8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

     9.   CONSENT OF MASTER LESSOR.

          9.1 In the event that the master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

          9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, such guarantors sign this Sublease thereby giving their consent to this Sublease.

          9.3  In the event that Master Lessor does give such consent then:

               (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

               (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

               (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or anyone else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

               (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

          9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

          9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

          9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

     11. ATTORNEYS FEES. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the Court.

     12. ADDITIONAL PROVISIONS. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] SEE ADDENDUM
                                                     --------------------------

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                                  Page 3 of 4
(C)1997 -- AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

--------------------------------------------------------------------------------
  ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES, THE PARTIES ARE URGED TO:

  1.  SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
      SUBLEASE.

  2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES. THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

  WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.
--------------------------------------------------------------------------------


Executed at:  Santa Monica, CA                      The Welk Group, Inc.
              ----------------------------          ----------------------------
on:           April 14, 1998                   By:  /s/ Marc L. Luzzatto
              ----------------------------          ----------------------------
Address:      2700 Pennsylvania Avenue         By:  /s/ CFO
              ----------------------------          ----------------------------
                                                    "Sublessor" (Corporate Seal)





Executed at:  Santa Monica, CA                      Launch Media, Inc.
              ----------------------------          ----------------------------
on:           April 14, 1998                   By:  /s/ J.M. Mickeal, Chief
              ----------------------------              Financial Officer
                                                    ----------------------------
Address:      1600 Pennsylvania Avenue         By:
              ----------------------------          ----------------------------
                                                    "Sublessee" (Corporate Seal)




Executed at:                                        Pennsylvania Group, Ltd.
              ----------------------------          ----------------------------
on:                                            By:
              ----------------------------          ----------------------------
Address:                                       By:
              ----------------------------          ----------------------------
                                                    "Sublessor" (Corporate Seal)



NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

                          [THE WELK GROUP LETTERHEAD]

                                                        April 29, 1998

VIA FACSIMILE
Jeffrey M. Mickeal
LAUNCH MEDIA, INC.
1632 Fifth Street
Santa Monica, CA 90401

Dear Jeff,

     This letter confirms our agreement to amend Paragraph 1 of the Addendum to Sublease dated as of April 14, 1998 between Launch Media, Inc. as Sublessee and The Welk Group, Inc. as Sublessor, with respect to the Premises at 2700 Pennsylvania Avenue. It is agreed that the words "...a separate interest-bearing account with the Imperial Bank Monarch Fund (if logistically possible) in the name..." are hereby deleted and replaced with "...an account". It is further agreed that the interest rate to be earned by Sublessee is six percent (6%) per annum (payable quarterly).

     It is further agreed that the date for Sublessor's delivery of a non-disturbance agreement (referenced in Paragraph 16 of the Addendum to Sublease) is extended to May 6, 1998.

     With warmest regards, I remain

                                        Sincerely Yours,

                                        /s/ MARC L. LUZZATTO
                                        -------------------------------------
                                        Marc L. Luzzatto
                                        President and Chief Operating Officer


                         AGREED:        LAUNCH MEDIA, INC.

                                        By: /s/ JEFFREY M. MICKEAL
                                            ---------------------------------
                                        Its: Chief Financial Officer
                                            ---------------------------------

cc: William D. Feldman

                              ADDENDUM TO SUBLEASE

     This Addendum to Sublease (thus "Addendum") is made to that certain Standard Sublease (the "Sublease") dated as of April 14, 1998 by and between The Welk Group, Inc. ("Sublessor") and Launch Media, Inc. ("Sublessee").

     Sublessor and Sublessee hereby agree that the provisions set forth below shall be deemed to be a part of the Sublease and shall supersede any contrary or inconsistent provisions in the Sublease or the Master Lease. All references in the Sublease and in this addendum to the term Sublease shall be construed to mean the Sublease, as amended and supplemented by this Addendum.

     1. Security Deposit. At the end of the third full year of the Sublease term and continuing every twelve months thereafter, Sublessor shall return to Sublessee twenty percent (20%) of the security deposit held by Sublessor, excluding the final Thirty-Six Thousand Two Hundred Fifty-Nine Dollars ($36,259) which amount Sublessor shall hold as a security deposit until the termination of the Sublease term and any extension periods. If Sublessee provides Sublessor evidence reasonably acceptable to Sublessor that Sublessee has a market capitalization of Fifty Million Dollars or more, as evidenced by either an initial public offering of Sublessee's securities or by a private placement of equity after the commencement date of the Sublease, Sublessor shall return to Sublessee that amount of the security deposit which exceeds Thirty-Six Thousand Two Hundred Fifty-Nine Dollars ($36,259). As long as Sublessee's security deposit held by Sublessor is in excess of Thirty-six Thousand Two Hundred Fifth-Nine Dollars ($36,259), Sublessor shall keep the entire security deposit in a separate interest-bearing account with the Imperial Bank Monarch Fund (if logistically possible) in the name of Sublessor, and shall credit the interest earned thereon to Sublessee on a quarterly basis. If Sublessee performs all of its obligations hereunder, the security deposit, or so much thereof as has not been applied by Sublessor or returned to Sublessee, as provided herein, shall be returned to Sublessee at the expiration of the Sublease term and after Sublessee has vacated the Premises.

     2. Annual Increases in Base Rent. Commencing on the first (1st) day of the thirteenth (13th) month of the Sublease term and continuing every year thereafter of the initial term, the then-current Base Rent for the Premises shall increase by four percent (4%) per year.

     3. Absolute Net Sublease. The Sublease is absolute net to the Sublessor. Sublessee shall be obligated to pay promptly upon demand, without setoff, counterclaim, abatement, deduction, or defense, all costs, relating to its use and occupancy of the Premises, including, without limitation, its proportionate share of property taxes, insurance maintained by the Master Lessor, common area expenses, and all other costs incurred by Sublessor as lessee under the Master Lease. For purposes of the Sublease, sublessee's proportionate share shall be deemed to be seventy-two and twenty-one one-hundredths percent (72.21%). Nothing in this section shall be deemed to relieve Sublessee of its obligations to satisfy Sublessor's obligations under the Master Lease with respect to the Premises, including, without limitation, Sublessor's insurance obligations (Section 8) and maintenance and repair obligations (Section 7) under the Master Lease.

     4. Tenant Improvements.

          4.1 Tenant Improvements. Sublessor Improvements. Sublessor, at its sole expense, shall provide the following improvements to the Premises prior to the commencement date:

               A. Sublessor shall remodel the exterior in substantial compliance with the plans and renderings approved by the City of Santa Monica, a copy of which plans are attached hereto as Exhibit "B".

               B. Sublessor shall assure that fire (sprinklers) and life safety systems (emergency exit signage) are installed in the Premises in compliance with applicable building codes.

               C. Sublessor shall assure that electricity is wired to the Premises in a manner that will generate no less than 15 watts per square foot.

               D. Sublessor shall assure that the HVAC system is sufficient for commercially reasonable use consistent with the permitted use of the Sublease. Notwithstanding the foregoing, the ducting and distribution of HVAC shall be performed at Sublessee's sole cost and expense.

               E. Sublessor shall grind the concrete floors on the first floor space of the Premises in accordance with Sublessor's architect's recommendations and will fill all cracks wider than three-eighths (3/8ths) of an inch with epoxy resin.

               F. Sublessor shall raise the sprinkler heads in a manner reasonably acceptable to Sublessee.

               G. Sublessor shall provide Sublessee evidence reasonably acceptable to Sublessee that GTE has fiberoptic lines available at 2700 Pennsylvania Avenue.

          4.2 Sublessee Improvements. Sublessee shall be responsible for construction of all tenant improvements necessary to make the Premises suitable for Sublessee's occupancy and use in accordance with all applicable building codes of the City of Santa Monica. Sublessor shall have the right to approve the general contractor selected by the Sublessee to construct the tenant improvements, such approval not to be unreasonably withheld or delayed. Sublessor shall (upon occupancy of the Premises by Sublessee) reimburse Sublessee for the cost of tenant improvements expended by Sublessee that exceeds twenty dollars ($20) per square foot of the Premises up to a maximum reimbursement obligation of Sublessor of ten dollars ($10) per square foot of the Premises. Sublessee shall repay Sublessor the full amount of such reimbursement in the form of additional rent which amortizes the amount of the reimbursement over sixty (60) months at a ten percent (10%) annual rate of interest.

     5. Sublessor's Warranties and Representations. Sublessor only warrants and represents to

Sublessee the following:

          5.1 The restrooms are in compliance with the Americans with Disabilities Act, and the Premises are in compliance with current City of Santa Monica seismic codes.

          5.2 The premises are free of asbestos.

     6. Heating, Venting, and Air Conditioning. Sublessor agrees that it will not impose any restrictions on Sublessee's use and control of the HVAC system serving the Premises and that to the extent allowed by the Master Lease and the existing HVAC infrastructure, Sublessee may use the HVAC system twenty-four (24) hours per day, three hundred sixty-five (365) days per year. Sublessor shall guarantee the proper working condition of the HVAC system serving the Premises for the first year of the Sublease term.

     7. Parking. Sublessee shall be entitled to the use of forty-three (43) parking spaces in the surface parking lot in the locations designated by Sublessor. Sublessee shall pay Sublessor forty-five dollars ($45) per month per parking space for the initial term of the Sublease and sixty five dollars ($65) per month per parking space during the Option Term (as described in Section 17 below). Sublessor and Sublessee agree to (i) reasonably cooperate with each other in devising and implementing a plan whereby five (5) executives of Sublessor will be assigned five (5) reserved parking spaces and whereby the balance of the parking spaces under the Master Lease are available to both Sublessor and Sublessee, and (ii) restripe and reconfigure the parking spaces under the Master lease to maximize their efficiency. Nothing in the foregoing sentence shall relieve Sublessee of its obligation to pay for forty-three (43) parking spaces designated by Sublessor in the event that Sublessor and Sublessee cannot agree upon or comply with a workable parking plan or cannot agree upon or comply with a restriping/reconfiguration plan.

     8. Broker's Commission. Provided that the Sublease is ultimately consummated and subject to the provisions of this Section 8, Sublessor shall pay brokers' commissions as follows: (i) to Lee & Associates, (a) four percent (4%) of the aggregate value of the Base Rent due in years one (1) through five (5) of the Sublease term (the "Initial Term Commissions"), and (b) two percent (2%) of the aggregate value of the Base Rent due in years six (6) through nine (9); and
(ii) to William D. Feldman & Associates, (a) two percent (2%) of the aggregate value of the Base Rental due in years one (1) through five (5) of the Sublease term (the "Feldman Initial Term Commissions") and (b) one percent (1%) of the aggregate value of the Base Rent due in years six (6) through nine (9) of the Sublease term. For purposes of this section, "Base Rent" shall only include the amounts described in Section 4.1 of the Sublease and Section 2 of this Addendum. Fifty percent (50%) of the commissions described in subsections (i)(a) and
(ii)(a) shall be due and payable upon full execution of the Sublease and this Addendum by all parties hereto, and the remaining fifty percent (50%) shall be due and payable upon the earlier to occur of Sublessee's occupancy of the Premises or Sublessee's commencement of monthly payments of Base Rent. The commissions described in subsections (i)(b) and (ii)(b) above shall be due and payable in their entirety if and only if Sublessee exercises its option to extend the term of the Sublease for four years pursuant to and on the terms set forth in Section 17 below. In the event Sublessor does not exercise its option to renew the term of the Sublease on the terms set forth in Section 17,

Sublessor shall not be obligated to pay the commissions described in (i)(b) and
(ii)(b).

     9. First Right of Negotiation. Sublessee shall have the right of first negotiation with respect to that portion of the Premises leased by Sublessor pursuant to the Master Lease and included in the Premises. In the event Sublessor desires to sublease or assign such portion, Sublessor shall give Sublessee written notice of its willingness and shall give Sublessee the reasonable opportunity to negotiate the terms for subleasing or assuming such portion for its own use (provided, however that any agreement shall be subject to Sublessor's approval of the terms and conditions of such sublease or assignment in Sublessor's sole discretion which shall not be unreasonably withheld). In the event that Sublessor purchases the building in which the Premises are located, Sublessee shall have a right of first negotiation for any adjacent portion of the building (pro-rata with Sublessor based on Sublessor and Sublessee's square footage occupancy in the premises under the Master Lease at the time the vacancy occurs) that becomes vacant during the initial term of the Sublease and the Option Term so long as Sublessee is still an occupant in the Premises.

     10. Assignment and Subletting. Without limiting any rights of Sublessor or obligations of Sublessee incorporated from the Master Lease, Sublessee shall pay to Sublessor all sums it receives in connection with an assignment or sublease of all or any part of Sublessee's interest in the Sublease or the Premises to the extent such sums exceed the amount that Sublessee pays to Sublessor (including the tenant improvement amortization rent) for the proportionate amount of space under the Sublease. In the event Sublessee desires to sublease or assign any of its interest under the Sublease or the Premises for a monthly rent which exceeds the sum of the monthly Base Rent and Additional Rent payable under the Sublease (including monthly amortized tenant improvement allowance reimbursement) for the proportionate amount of space under the Sublease, Sublessor shall release Sublessee from its obligations under the Sublease with respect to such space provided that (i) the creditworthiness of the prospective assignee or sublessee is better than or equal to that of Sublessee, in Sublessor's sole discretion as reasonably applied, (ii) in the case of an assignment, the prospective assignee assumes all of Sublessee's obligations under the Sublease, (iii) in the case of a sublease, the prospective sublessee signs a sublease directly with Sublessor, under terms reasonably acceptable to Sublessor, (iv) Master Lessor consents in writing to the proposed assignment or sublease, and (v) any prospective assignee or sublessee's proposed use of the Premises is compatible with Sublessor's use in Sublessor's sole discretion, reasonably applied. Any release by Sublessor shall only apply to Sublessee's obligations under the Sublease arising after such assignment or sublease.

     11. Signage. At its sole cost and expense, Sublessee shall be entitled to include exterior signage on a monument sign approved by the City of Santa Monica's Architectural Review Board on March 2, 1998 along with signage of Sublessor's business entity(ies). In addition, at Sublessee's sole cost and expense, Sublessor and Sublessee shall reasonably cooperate in seeking approval from the City of Santa Monica for signage on the Premises' first floor brick facade facing Pennsylvania Avenue. The design of the signage will be subject to Sublessor's approval in its sole discretion as reasonably applied, and it will feature, at Sublessor's option and pro-rata cost, Sublessor's name(s) and logo(s) along with Sublessee's name(s) and logo(s).

     12. Increase in Property Taxes. Sublessor agrees that during the first four years of the term of the Sublease, Sublessee shall not be responsible for any increase in taxes resulting from the change of ownership of the building in which the Premises are located.

     13. Master Lease. Sublessee acknowledges that it has received and reviewed a copy of the Master Lease provided to Sublessee by Sublessor, and that only such copy shall be incorporated by reference into the Sublease. All provisions of the Master Lease shall be incorporated into the Sublease as set forth in
Section 7 of the Sublease except for the following sections: All of 1 (except
Section 1.8 which shall be incorporated into the Sublease), 2.2, 3.1, 3.3, 7.2, 9 (only with respect to Sublessor's obligations), 15, 37, 39, and every section of the Addendum to the Master Lease. Notwithstanding the foregoing, Sublessor is required under the Sublease to maintain the Master Lease during the entire term of the Sublease, and Sublessee may require Sublessor to use commercially reasonable efforts to enforce any of Sublessor's rights under the Master Lease.

     14. Consent. In all cases where consent or approval shall be requested of either Sublessor or Sublessee pursuant to the Sublease, the giving of such consent shall not be unreasonably withheld, conditioned, or delayed by the party from whom such consent is required, unless otherwise specified in the Sublease.

     15. Arbitration. Any dispute which may arise between Sublessor and Sublessee shall be resolved exclusively through binding arbitration in accordance with the commercial rules of the American Arbitration Association.

     16. Non-Disturbance Agreement. Sublessor shall use commercially reasonable efforts to obtain within ten days of the full execution of the Sublease and Addendum a non-disturbance agreement from the lienholder on the property on which the Premises are located.

     17. Option. Sublessee shall have the option to extend the term of the Sublease for one additional four (4) year period (extending the term through June 30, 2007) (the "Option Term") on the same terms and conditions as the Sublease (except that there will be no option to further renew the term), provided that the Base Rent for the first year of the Option Term shall be Thirty-Nine Thousand One Hundred-Sixty Dollars ($39,160) per month, the Base Rent for the second year of the Option Term shall increase by eight percent
(8%) over the Base Rent for the first year of the Option Term, the Base Rent during the third year of the Option Term shall increase by four percent (4%) over the Base Rent for the second year of the Option Term, and the Base Rent for the fourth year of the Option Term shall increase by four percent (4%) over the Base Rent for the third year of the Option Term. The option provided in this section is personal to Launch Media, Inc. and may not be assigned or otherwise transferred separate from or as a part of the Sublease. It may only be exercised by Launch Media, Inc.'s providing Sublessor written notice of its exercise of the option not less than nine (9) months nor more than twelve (12) months prior to the end of the initial term of the Sublease.

                                EXHIBIT A (2/2)



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                                   2nd Floor
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                                EXHIBIT A (1/2)



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                                   1st Floor
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               WELK MUSIC ENTRANCE         TENANT SIGNAGE



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                            2700 PENNSYLVANIA AVENUE

                                  SANTA MONICA


                               21,000 SQUARE FEET
                          3/1,000 SQUARE FEET PARKING
                                 $45 PER SPACE
                            11' - 15' FEET IN OFFICE
                                   SKYLIGHTS



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